Exhibit 99.1

OneWater Marine Inc. Completes Floorplan Financing Expansion
Increases Line of Credit to $500 Million to Support Acquisition Pipeline and Organic Growth

BUFORD, Ga., January 4, 2022 - OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced it has entered into the Seventh Amended and Restated Inventory Financing Facility (“The Facility”) with Wells Fargo Commercial Distribution Finance LLC, to increase the inventory-based line of credit to $500 million, up from $392.5 million, and extend the term through December 1, 2023.

“OneWater has been scaling at an exhilarating pace resulting from continued levels of consumer demand and our ability to capitalize on the robust M&A market across the marine industry. The expansion of our financing flexibility enables us to continue executing on our growth strategy, advance our leadership position in the industry and return value to our shareholders,” said Austin Singleton, Chief Executive Officer for OneWater.

The Facility is expected to provide sufficient inventory financing capacity for the next two years. Borrowings under the Facility bear interest at the Adjusted 30-Day Average SOFR plus a spread based on type and inventory aging. The Facility also includes certain financial and non-financial covenants, consistent with the previous facility, including provisions that the funded debt to EBITDA ratio must not exceed 2.00 to 1.00, and that the Company’s fixed charge coverage ratio on a consolidated basis must be at least 1.00 to 1.50.

About OneWater Marine Inc.
OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 71 stores throughout 11 different states, eight of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: effects of industry wide supply chain challenges and our ability to maintain adequate inventory, changes in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed or recent acquisitions within the anticipated timeframe or at all, including the risk that proposed or recent acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.